                                                                 EXHIBIT 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of our reports dated February 2, 1998, on our audits of the consolidated financial statements and financial statement schedule of Cambridge Technology Partners (Massachusetts), Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which reports are included in the Company's 1997 Annual Report on Form 10-K.

We consent to the inclusion in this registration statement of our report dated September 18, 1998, on our audits of the supplemental consolidated financial statements of Cambridge Technology Partners (Massachusetts), Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997.

We also consent to the references to our Firm under the caption "Experts".


                                    /s/ PricewaterhouseCoopers LLP

                                    PricewaterhouseCoopers LLP


Boston, Massachusetts
September 30, 1998